Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2024, by and among Liquidia Corporation, a Delaware corporation, with headquarters located at 419 Davis Drive, Suite 100, Morrisville, NC 27560 (the “Company”) and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

A. WHEREAS, each Buyer wishes to purchase from the Company at the Closing (as defined below), and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), obtained by dividing (i) the aggregate purchase price as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (each, a “Purchase Price”), by (ii) the Per Share Purchase Price (as defined in Section 1(a) below), rounded to the nearest whole number (collectively, the “Common Shares”) (provided that in no event shall the number of Common Shares issued and sold at the Closing exceed 19.99% of the outstanding shares of Company Common Stock immediately prior to the date of this Agreement), and the Company desires to sell the Common Shares to the Buyers, all on the terms and conditions set forth in this Agreement;

B. WHEREAS, in reliance upon the representations made by each of the Buyers and the Company in this Agreement, the transactions contemplated by this Agreement are such that the offer and sale of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of the transaction being contemplated hereby being undertaken pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

C. WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (as may be amended, amended and restated, or supplemented from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

D. WHEREAS, concurrently with the transaction contemplated hereby, the Company is contemplating an underwritten registered public offering of its Common Shares (the “Public Offering”), and the Buyers contemplated in this Agreement are not being solicited in the Public Offering.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF COMMON SHARES.

(a)             Purchase of Common Shares. Subject to the satisfaction (or waiver) of all of the conditions set forth in Section 5 and Section 6 below, the Company, at the Closing, shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Common Shares obtained by dividing (i) the Purchase Price as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto, by (ii) a purchase price equal to the purchase price per share of Company Common Stock sold in the Public Offering per Common Share (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring with respect to the Company Common Stock after the date hereof) (the “Per Share Purchase Price”), rounded to the nearest whole number.

(b)             Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Buyer agrees to purchase, such number of Common Shares calculated as set forth in Section 1(a) at the Purchase Price (the “Closing”), provided, that in no event shall the number of Common Shares issued and sold at the Closing exceed 19.99% of the outstanding shares of Company Common Stock immediately prior to the date of this Agreement. The Closing shall occur on September 12, 2024, subject to the consummation of the Public Offering and the satisfaction or waiver of the other conditions set forth in Section 5 and Section 6 in accordance with this Agreement (the “Closing Date”), at the offices of DLA Piper LLP (US), 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078, or at such later date, time or other location as the parties may mutually agree in writing. At or prior to the Closing, each of the Company and the Buyers shall execute any related agreements or other documents required to be executed as of the Closing as provided in Section 5 and Section 6 below, each dated the Closing Date. The Common Shares shall be delivered via a book-entry record through the Company’s transfer agent. Unless the Company and a Buyer otherwise mutually agree in writing with respect to such Buyer’s Common Shares, at the Closing settlement shall occur on a “delivery versus payment” basis.

(c)             Purchase Price. The aggregate purchase price for the Common Shares to be purchased by each Buyer at the Closing pursuant to this Agreement shall be as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto. Notwithstanding anything to the contrary in this Agreement, the Schedule of Buyers may be amended up to one (1) Business Day prior to the Closing (i) by the Company, without the consent of the other parties hereto, to reflect a lower Purchase Price to be paid by each Buyer at the Closing; provided, that the Company shall not lower the aggregate Purchase Price below $10 million and the Lead Investor (as defined below) shall be allowed to determine the allocation between each Buyer and (ii) by the Lead Investor, without the consent of the other parties hereto, to reflect a different allocation between each Buyer of the total Purchase Price reflected on the Schedule of Buyers (without changing the total Purchase Price reflected on the Schedule of Buyers) and, in each case, such amending party shall provide to the other parties such updated Schedule of Buyers.

(d)             Section 4(a)(2) and Regulation D. Assuming the accuracy of the representations and warranties of each Buyer and the Company set forth in Section 2 and Section 3, respectively, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the transaction contemplated hereby qualify as a sale of securities under Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.

(e)             Allocation of Purchase Price. The Company and each Buyer, as a result of arm’s length bargaining, agree that (I) none of the Buyers nor any of their affiliates (as defined in Rule 144) (an “Affiliate”) have rendered services to the Company in connection with this Agreement, and (II) except as otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the U.S. Internal Revenue Code of 1986, as amended, all tax returns and other information returns of each party relative to this Agreement, and the Common Shares issued pursuant hereto shall consistently reflect the matters agreed to in clause (I) of this Section 1(e).

2.             BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to the Company that, as of the date hereof and as of the Closing Date:

(a)     Organization and Existence. Such Buyer is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents (as defined below) and to carry out its obligations hereunder and thereunder, and to invest in the Common Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     No Public Sale or Distribution. Such Buyer is acquiring the Common Shares for its own account, not as nominee or agent, for the purpose of investment and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Common Shares hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c)     Accredited Investor Status; No Disqualification Events. Such Buyer is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and (ii) an “Institutional Account” as defined in FINRA Rule 4512(c). Such Buyer is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Common Shares. None of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (“Disqualification Events”) are applicable to such Buyer or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Buyer hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Buyer or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2(c), “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d) of the 1933 Act.

(d)     No General Solicitation. Such Buyer did not learn of the investment in the Common Shares as a result of any general or public advertising or, to such Buyer’s knowledge, general solicitation, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Buyer was invited by any of the foregoing means of communications.

(e)     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by, on behalf of such Buyer.

(f)      Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of such Buyer or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including “short sales” (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), of the securities of the Company, including any derivatives, during the period commencing as of the time that such Buyer was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Common Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, as of the date of this Agreement such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect “short sales” or similar transactions in the future.

(g)     Reliance on Exemptions. Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(h)     Information. Such Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the transactions contemplated hereunder that have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the 1934 Act that have been posted on the SEC’s EDGAR site are available to such Buyer, and such Buyer has not relied on any statement of the Company not contained in such documents or in this Agreement (including all schedules attached hereto) in connection with such Buyer’s decision to enter into this Agreement and the transactions contemplated hereby. Such Buyer has not relied on any information or advice furnished by or on behalf of any other Buyer in connection with the transaction contemplated hereby.

(i)      Risk. Such Buyer understands that its investment in the Common Shares involves a high degree of risk. Such Buyer is able to bear the risk of an investment in the Common Shares, including, without limitation, the risk of total loss of its investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby. Such Buyer understands that there is no assurance that the Common Shares will continue to be quoted, traded or listed for trading or quotation on the Nasdaq Capital Market (“Nasdaq”) or on any other organized market or quotation system.

(j)      No Governmental Review. Such Buyer understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(k)     Residency. Such Buyer’s office in which its investment decision with respect to the Common Shares was made is located at the address immediately below such Buyer’s name on its signature page hereto.

(l)      Transfer or Resale. Such Buyer acknowledges and agrees that the Common Shares are “restricted securities” as defined in Rule 144 promulgated under the 1933 Act as in effect from time to time (or a successor rule thereto) (“Rule 144”) and must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Such Buyer has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company during a certain period of time, if any, the resale occurring following the required holding period under Rule 144 and under certain circumstances the number of shares being sold during any three-month period not exceeding specified limitations.

(m)    Authorization; Validity; Enforcement. Such Buyer has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered by such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(n)     Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares, until such time as the exchange or resale of the Common Shares have been registered under the 1933 Act, may bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such Common Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

In addition, if any Buyer is an affiliate of the Company, the Common Shares issued to such Buyer may bear the following “affiliates” legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

(o)     No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(p)     Current Ownership. As of the date hereof, each Buyer’s (and its Affiliates) ownership of Company securities (including any derivatives), if any, is set forth in such Buyer’s or its Affiliate’s filings filed with the SEC pursuant to Section 13 and Section 16 of the 1934 Act

(q)     Forward Looking Statements. In connection with the due diligence investigation of the Company by each Buyer, such Buyer has received and may continue to receive after the date hereof from the Company certain estimates, projections, forecasts, regulatory approval expectations and other forward-looking information, as well as certain business plan information, regarding the Company and its affiliates and subsidiaries and their respective businesses and operations. Such Buyer hereby acknowledges and agrees (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as business plans, (b) to take full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), and (c) that the Company has not made and is not making any express or implied representation or warranty with respect to such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans).

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date, except as set forth in the SEC Reports (as defined below), which SEC Reports shall be deemed a part hereof:

(a)     Organization and Qualification. The Company and each of its subsidiaries is an entity duly organized and validly existing and in good standing under the laws of its jurisdiction of formation, and has the requisite corporate (or other) power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company or any of its subsidiaries, individually or taken as a whole, or (ii) on the transactions contemplated hereby and the other Transaction Documents or (iii) on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or (iv) on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents or (v) on the legality, validity, binding effect or enforceability of any of the Transaction Documents, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market or other conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne to a materially disproportionate degree by the Company compared to other companies operating in the same industry as the Company, (b) effects resulting from or relating to the announcement or disclosure of the sale of the Common Shares or other transactions contemplated by this Agreement, (c) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement or the Transaction Documents, or (d) effects resulting from Hatch-Waxman based litigation relating to the Company’s LIQ861 product candidate or from any litigation set forth in the SEC Reports. Except as set forth in the SEC Reports, the Company does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity.

(b)     Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by the Company’s Board of Directors, including pursuant to Rule 16b-3 promulgated under the 1934 Act, and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), no further filing, consent or authorization is required by the Company, its Boards of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)     Issuance of Common Shares. The issuance of the Common Shares at the Closing is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Company Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act. The offer and issuance of the Common Shares hereunder will not obligate the Company to issue shares of Company Common Stock or other securities to any other Person (other than the Buyers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(d)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Company’s certificate of incorporation, as amended and restated and as in effect on the date hereof or on the Closing, as applicable (the “Certificate of Incorporation”), or the Company’s bylaws, as amended and restated and as in effect on the date hereof or on the Closing, as applicable (the “Bylaws”), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

(f)      Acknowledgment Regarding Buyer’s Purchase of Common Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth in the SEC Reports, no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the Company Common Stock. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any other Buyer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Common Shares. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)     SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company, if any, under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the twelve (12) months preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP applied on a consistent basis during the periods involved, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date of this Agreement and as of the Closing Date, there are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Reports, and to the Company’s knowledge, none of the SEC Reports is the subject of any ongoing SEC review or investigation. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Reports, including, without limitation, information referred to in Section 2(g) of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(h)     Subsidiaries. Except as set forth in the SEC Reports, the Company does not have any subsidiaries.

(i)      No General Solicitation; Placement Agent’s Fees. Neither the Company nor its affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. There are no placement agent fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by or on behalf of any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Common Shares. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the offer or sale of the Common Shares.

(j)      No Integrated Offering. Neither the Company nor any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(k)     Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Shares and any Buyer’s ownership of the Common Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Company Common Stock or a change in control of the Company.

(l)      Absence of Certain Changes. Except as disclosed in the SEC Reports, since December 31, 2023, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company. Except as disclosed in the SEC Reports, since December 31, 2023, the Company has not (i) declared or paid any dividends or (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof and, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of Company Common Stock and which has not been publicly disclosed other than set forth herein.

(n)     Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under the Certificate of Incorporation or the Bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. From November 18, 2020 to the date hereof, the Company Common Stock has been designated for quotation on Nasdaq. From November 18, 2020 to the date hereof, (i) trading in the Company Common Stock has not been suspended by the SEC or Nasdaq and (ii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Company Common Stock from Nasdaq. The Company and each of its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, the Company has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of Company Common Stock by Nasdaq in the foreseeable future. The Company is in compliance with applicable Nasdaq continued listing requirements. The issuance and sale of the Common Shares does not contravene the rules and regulations of Nasdaq and shall not have the effect of delisting or suspending of the Company Common Stock from Nasdaq.

(o)     Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)     Transactions with Affiliates. Except as set forth in the SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q)     Equity Capitalization. As of December 31, 2023, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, of which as of June 30, 2024, 76,414,548 were issued and outstanding, 9,463,272 shares were issuable under outstanding options to purchase Company Common Stock at a weighted average exercise price of $4.80 per share, 3,072,986 shares were issuable upon the vesting of restricted stock units and 450,000 shares were issuable under outstanding warrants to purchase Company Common Stock, and (ii) 10,000,000 shares of preferred stock of Company, none of which are issued or outstanding. Except as disclosed in the SEC Reports (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound (other than in connection with that certain anticipated Fifth Amendment to the Revenue Interest Financing Agreement, to be executed prior to the Closing (the “Fifth Amendment”)); (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company; (v) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company has no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. Except as disclosed in the SEC Reports, there are no other outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind between the Company and any of its securityholders relating to Company securities held by them. Except as provided in that certain: (i) Common Stock Purchase Agreement, dated as of December 12, 2023, by and among Liquidia Corporation and certain purchasers signatory thereto, (ii) Registration Rights Agreement, dated as of April 12, 2021, by and among Liquidia Corporation and certain purchasers signatory thereto and (iii) Registration Rights Agreement, dated as of December 23, 2019, by and among Liquidia Technologies, Inc. and certain Company stockholders signatory thereto, no Person has the right to require the Company to register any Company securities under the 1933 Act, whether on a demand basis or in connection with the registration of Company securities for its own account or for the account of any other Person.

(r)      Indebtedness and Other Contracts. Except (i) as disclosed in the SEC Reports and (ii) in connection with the Fifth Amendment, neither the Company nor any of its subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP applied on a consistent basis during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP applied on a consistent basis during the periods involved is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, finance lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)     Absence of Litigation. Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries, Company Common Stock or any of Company’s or any of its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(t)      Employee Relations. The Company is not a party to any collective bargaining agreement, nor does it employ any member of a union. The Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)     Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(v)     Intellectual Property Rights. The Company and each of its subsidiaries owns, free and clear of all liens, encumbrances and defects, or has obtained valid and enforceable licenses for, all Intellectual Property (as defined below) (i) described in the SEC Reports as being owned or licensed by it or (ii) which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted, in each case as such business is described in the SEC Reports (collectively, with respect to the Company and/or any of its subsidiaries, the “Company Intellectual Property”). To the Company’s knowledge: (i) there are no third parties (including any present or former employees or contractors of the Company or any of its subsidiaries) who have rights to any Company Intellectual Property, except for customary reversionary rights of third-party licensors, and the conduct of the Company’s or any of its subsidiaries’ businesses as currently conducted or as currently proposed to be conducted (as such business is described in the SEC Reports) does not infringe, misappropriate or otherwise violate the Intellectual Property of any third party; and (ii) there is no infringement, misappropriation or other violation by third parties of any Company Intellectual Property. Except as set forth in the SEC Reports, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect. The products or product candidates described in the SEC Reports (each a “Company Product”) as under development by the Company or any of its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any of its subsidiaries, the rights of the Company or any of its subsidiaries under which entitle (or in the case of patent applications, once issued, would entitle) the Company or any of its subsidiaries to claim in good faith that a third party should cease the manufacture, use, sale or importation of such Company Product. The Company has taken commercially reasonable efforts to protect, enforce and maintain the material Company Intellectual Property. All present or former employees, consultants or independent contractors involved the development of any material Company Intellectual Property have executed written agreements under which he, she or it assigns all rights to such Intellectual Property to the Company or any of its subsidiaries and agrees to protect Company’s and its subsidiaries’ trade secrets and other confidential information. The term “Intellectual Property” means all intellectual property rights, including inventions, patents, trademarks, trade names, service names, Internet domain names, copyrights, copyrightable works, and trade secrets and other confidential or proprietary information, and all registration or applications (including, as applicable, any renewals, reissues, reexaminations, continuations, continuations-in-part, or divisionals thereof) for any of the foregoing.

(w)    Environmental Laws. The Company and each of its subsidiaries (A) is in compliance with all Environmental Laws (as defined below), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)      Tax Status. The Company and each of its subsidiaries (i) has timely and properly filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y)     Investment Company Status. Neither the Company nor any of its subsidiaries is, or upon consummation of the sale of the Common Shares, and for so long as any Buyer holds any Common Shares, will be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)      U.S. Real Property Holding Corporation. The Company is not, has never been, and, so long as any Common Shares are held by any of the Buyers, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(aa)   Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(bb)   Compliance with Anti-Money Laundering Laws. The Company and its affiliates are and have been at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering and anti-terrorism laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body, self-regulatory body, or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)   Compliance with Sanctions Laws. Neither the Company nor any of its directors, officers, employees, representatives, agents, affiliates or other Persons acting on behalf of the Company or any of its affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any economic or financial sanctions or trade embargoes imposed, administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company nor any of its directors, officers, employees, representatives, agents, affiliates or other Persons acting on behalf of the Company or its affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); neither the Company nor any of its directors, officers, employees, representatives, agents, affiliates or other Persons acting on behalf of the Company or its affiliates, has violated or is in violation of any applicable Sanctions Laws, including but not limited to the Sanctions Laws of the United States; the Company maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by the Company and its affiliates with applicable Sanctions Laws; neither the Company nor any of its directors, officers, employees, representatives, agents, affiliates or other Persons acting on behalf of the Company or its affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking or rejection pursuant to any applicable Sanctions Laws; neither the Company nor its affiliates derives revenues from investments in, or transactions with, Blocked Persons or Sanctioned Countries in violation of Sanctions Laws; no action of the Company in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Common Shares, or (iii) the direct or indirect use of proceeds from the Common Shares or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any joint venture partner or other Person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. From its inception, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions in violation of any Sanctions Laws or with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(dd)   Compliance with Anti-Bribery Laws. The Company has not made any contribution or other payment, or offered to make such contribution or payment, to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company nor any of its affiliates, nor any directors, officers, agents, employees or other Persons acting on behalf of the Company or any of its affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company or any of its affiliates does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other similar applicable law of any other jurisdiction, including laws of any jurisdiction in which the Company or its affiliates operate their business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and its affiliates have instituted and have maintained, and will continue to maintain, as applicable, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; neither the Company nor any of its affiliates will directly or indirectly use the proceeds of the Common Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company or its affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other Persons acting or purporting to act on their behalf.

(ee)   No Disqualification Events. Neither the Company nor any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ff)     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of, and information related to, the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, each of its subsidiaries, their respective businesses and the transactions contemplated hereby, including any schedule to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company to the Buyers pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company and filed as an exhibit to an SEC Report during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(gg)   Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent basis during the periods involved and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as set forth in the SEC Reports, the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting. To the knowledge of the Company, since the date of the latest audited financial statements of the Company included within the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the 1933 Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal control over financial reporting” and “disclosure controls and procedures” (as such terms are defined under the 1934 Act) are effective at a reasonable assurance level.

(hh)   Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company does not have any knowledge of any other studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports. Each of the Company and its subsidiaries has made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) based on the location and nature of the relevant study; the Company has not received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and each of the Company and its subsidiaries has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(ii)     Compliance with Health Care and Privacy Laws. Each of the Company and its subsidiaries is, and at all times has been, in material compliance with all applicable Health Care and Privacy Laws. For purposes of this Agreement, “Health Care and Privacy Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) to the extent applicable, the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder; (v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); (vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, including any of the foregoing concerning data security or privacy (including the collection, use, storage, processing or disposal of any information that identifies or could reasonably be used to identify any natural Person). Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other material action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Health Care and Privacy Laws nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Each of the Company and each of its subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care and Privacy Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were in all material respects timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company or any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(jj)     Intentionally Omitted.

(kk)   Manipulation of Price. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf, directly or indirectly, (i) has taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll)     Eligibility for Registration. As of the Closing, the Company is eligible to register the Common Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(mm) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Common Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(nn)   Bank Holding Company Act. Neither the Company nor any of its subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo)   Insurance. As applicable, each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries have been refused any insurance coverage sought or applied for and neither the Company nor any of its subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(pp)   Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where the failure to be in such compliance would not have, individually or in the aggregate, a Material Adverse Effect.

(qq)   Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.             COVENANTS.

(a)     Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Section 5 and Section 6 of this Agreement.

(b)     No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any respect with the Company’s obligations to the Buyers under the Transaction Documents.

(c)     Nasdaq Listing. Until the date the Buyers have sold all of the Common Shares (the “Reporting Period”), the Company will use commercially reasonable efforts to continue the listing and trading of Company Common Stock on Nasdaq, and, in accordance therewith, will use commercially reasonable efforts to comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable. The Company acknowledges and agrees that since the Buyers may be affiliated with directors of the Company, the Buyers will purchase the Common Shares at the Per Share Purchase Price and the Per Share Purchase Price shall either (i) equal or exceed the minimum price as defined under the applicable Nasdaq rules or, (ii) if the Per Share Purchase Price reflects a discount to such minimum price, then any such discount shall not be considered compensation for purposes of ASC 718.

(d)     Reporting Status. During the Reporting Period, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and the Company shall take all actions necessary to maintain its eligibility to register the Common Shares for resale by the Buyers on Form S-3.

(e)     Transfer or Resale. Notwithstanding any other provision of the Transaction Documents, each Buyer covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144 at a time when the transferor is not at the time of the sale, or during the ninety (90) days immediately preceding such sale, an affiliate of the Company, or (iii) to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, provided that Schulte Roth & Zabel LLP shall be deemed reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the 1933 Act. Notwithstanding the foregoing, provided that no affiliate of such Buyer serves on the Board of Directors of the Company, the Common Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Common Shares and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no such Buyer effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 4(e).

(f)      Removal of Legends. Subject to the Company’s right to request an opinion of counsel as set forth in Section 4(e), the legend set forth in Section 2(n) shall be removed and the Company shall issue or cause to be issued a certificate or book-entry evidence of ownership without such legend or any other legend (except for any “affiliates” legend as set forth in Section 2(n) to the extent applicable) to the holder of the applicable Common Shares upon which it is stamped, if (i) such Common Shares are registered for resale pursuant to an effective registration statement under the 1933 Act, (ii) such Common Shares are eligible to be sold pursuant to Rule 144 at a time the transferor is not, and has not been for ninety (90) days prior to such time, an affiliate of the Company or (iii) such Common Shares are sold or transferred in compliance with Rule 144, including without limitation in compliance with the current public information requirements of Rule 144 if applicable to the Company at the time of such sale or transfer, and, in the cases of clauses (ii) and (iii), the holder and its broker have delivered customary documents reasonably requested by counsel to the Company in connection with such sale or transfer, provided that such documents shall not include a legal opinion if the Common Shares are proposed to be as described in clauses (i), (ii) or (iii) set forth in Section 4(e). Any fees (with respect to the counsel to the Company or otherwise) associated with the removal of such legend shall be borne by the Company.

(g)     Use of Proceeds. The Company shall use the proceeds from the sale of the Common Shares in a manner consistent with the Company’s public statements and filings and for general corporate purposes, but not for the redemption or repurchase of any equity securities (other than in connection with net issuances pursuant to the Company’s equity plans existing on the date hereof).

(h)     Fees. The Company and the Buyers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

(i)      Short Sales and Confidentiality After the Date Hereof. Each Buyer covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any “short sales” during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Buyer covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Buyer will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall preclude any actions with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect “short sales” or similar transactions in the future. Each Buyer understands and acknowledges that the SEC currently takes the position that coverage of “short sales” of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

(j)      Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(k)     Form D and Blue Sky. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(l)      No Integrated Offering. None of the Company, its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Common Shares under the 1933 Act or cause the offering of any of the Common Shares to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

5.             CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE AND SELL.

The obligation of the Company hereunder to issue and sell the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)             Such Buyer shall have executed each of the Investor Questionnaire and the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)            The Purchase Price for the Common Shares with respect to each Buyer shall have been received by the Company.

(iii)           The representations and warranties made by such Buyer in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date); and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

(v)            The Public Offering shall be consummated concurrently with the Closing.

6.             CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)             The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(ii)            In connection with the Closing, the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Common Shares to be purchased at the Closing, and Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents.

(iii)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(iv)           The Company shall have delivered to such Buyer a certificate, executed by the Company’s Secretary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors, (ii) the Certificate of Incorporation in effect at the Closing and (iii) the Bylaws in effect at the Closing, in the form attached hereto as Exhibit B.

(v)            The representations and warranties made by the Company in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date); and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit C.

(vi)           The Company shall have delivered to such Buyer a legal opinion in a form reasonably acceptable to the Buyers, dated the Closing Date, from DLA Piper LLP (US), counsel for the Company, with respect to the Transaction Documents and the Common Shares.

(vii)          There shall have been no Material Adverse Effect.

(viii)         No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Company Common Stock.

(ix)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Shares pursuant to this Agreement, including, without limitation of Nasdaq, shall be obtained and effective as of the Closing.

(x)             The Company Common Stock (I) shall be designated for quotation or listed on Nasdaq and (II) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq.

(xi)            The Company shall have provided to such Buyer the Company’s wire instructions, on letterhead of the Company and executed by the Chief Executive Officer of the Company.

(xii)           The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation, as of a date within ten (10) days prior to the Closing Date.

(xiii)          The Public Offering shall be consummated concurrently with the Closing.

7.             TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

The obligations of the Company, on the one hand, and the Buyers, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and Buyers that agreed to purchase a majority of the Common Shares to be issued and sold pursuant to this Agreement;

(ii) By the Company if any of the conditions set forth in Section 5 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By a Buyer (with respect to itself only) if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived in writing by such Buyer; or

(iv) Notwithstanding anything contained herein to the contrary, automatically with no further action required by the parties hereto if an underwriting agreement pursuant to the Public Offering is not executed and delivered by the parties thereto within three (3) Business Days of the date hereof.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

In the event of termination by the Company or any Buyer of its obligations to effect a Closing pursuant to this Section 7, written notice thereof shall be given to the other Buyers by the Company and any Buyer shall have the right to terminate its obligations to effect the Closing upon written notice to the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.             INDEMNIFICATION.

(a)     Indemnification. The Company agrees to indemnify and hold harmless each Buyer and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnitees”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been judicially determined not to have resulted from such Person’s fraud, bad faith or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b)     Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

9.             MISCELLANEOUS.

(a)      Governing Law; Jurisdiction; Jury Trial. This Agreement and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the parties hereto hereby (a) irrevocably submits to the personal jurisdiction of the Supreme Court of the State of New York and any state appellate court therefrom within the State of New York (or, if the Supreme Court of the State of New York declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York) in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Supreme Court of the State of New York and any state appellate court therefrom within the State of New York (or, if the Supreme Court of the State of New York declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)     Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, ..pdf or any other electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, .pdf or other electronic signature.

(c)     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)     Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Company, its affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and permitted assignees Common Shares and the Company; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer (for the avoidance of doubt, participation by any Buyer in an unrelated financing by the Company shall not be deemed to disproportionately affect the Buyers who do not participate in such financing). No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of Common Shares, as the case may be. As used in this Agreement. “Required Holders” means Buyers or permitted assignees of at least a majority of the aggregate amount of Common Shares issued and/or issuable hereunder and shall include Caligan Partners LP (the “Lead Investor”) so long as the Lead Investor or any of its Affiliates holds any Common Shares.

(f)      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided, that the sending party does not receive an automated rejection notice); or (iii) one (1) Business Day (as defined below) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. As used in this Agreement, “Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to close. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Liquidia Corporation
419 Davis Drive, Suite 100
Morrisville, NC 27560
Telephone: (919) 328-4400
Attention: General Counsel

With a copy (for informational purposes only) to:

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, NJ 07078
Telephone: (973) 520-2553
Facsimile: (973) 520-2573
Attention: Andrew P. Gilbert, Esq.

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers attached hereto, or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. No Buyer may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company except to such Buyer’s affiliates.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 8.

(i) Survival. The representations and warranties of the Buyers and the Company contained in Section 2 and Section 3, respectively, and the agreements and covenants set forth in Section 4, Section 8 and this Section 9 shall survive the Closing. The Company and each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. The parties agree that irreparable damage may occur in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached and that monetary damages may not be adequate compensation for any loss incurred by the Buyers or the Company by reason of any breach of any such provisions. As such, the non-breaching party shall be entitled to seek equitable relief, including an injunction and specific performance, as a remedy for any such breach.

(m) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(n) Waiver of Conflicts. Each Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Buyer understands that the Company has been represented in the preparation, negotiation and execution of this Agreement by DLA Piper LLP (US) and that DLA Piper LLP (US) now or may in the future represent one or more Buyers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Buyers or their affiliates in matters of a nature similar to those contemplated by this Agreement. The Company and each Buyer hereby acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation solely with respect to the matters contemplated by this Agreement.

(o) Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Buyers without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Buyers shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Buyer may identify the Company, the transactions contemplated by the Transaction Documents and the value of such Buyer’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent or comment from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Buyer or any affiliate or investment adviser of such Buyer in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Buyer. By the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release disclosing all material terms of the transactions contemplated by this Agreement and any other material nonpublic information that the Company may have provided any Buyer at any time prior to the filing of such press release (the “Press Release”). From and after the issuance of the Press Release, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents. No later than 5:30 p.m. (New York City time) on the first Business Day following the date this Agreement is executed, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide any Buyer with any such material nonpublic information regarding the Company from and after the filing of the Press Release without the express prior written consent of such Buyer.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature pages to this Common Stock Purchase Agreement to be duly executed as of the date first written above.

LIQUIDIA CORPORATION

By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature pages to this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CALIGAN PARTNERS CV IV LP

By:	/s/ David Johnson
Name: David Johnson
Title: Managing Member of General Partner

Caligan Partners Master Fund LP

By:	Caligan Partners LP, its investment manager

By:	/s/ David Johnson
Name: David Johnson
Title: Managing Member

SCHEDULE OF BUYERS

(1)	(2)	(3)

Buyer	Address	Purchase Price
Caligan Partners CV IV LP	c/o Caligan Partners LP 780 Third Avenue, 30th Floor New York, NY 10017 With a copy (for informational purposes only) to: Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein, Esq.	$4,100,000

Caligan Partners Master Fund LP	c/o Caligan Partners LP 780 Third Avenue, 30th Floor New York, NY 10017 With a copy (for informational purposes only) to: Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein, Esq.	$5,900,000

TOTAL		$10,000,000

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Secretary’s Certificate
Exhibit C	Form of Officer’s Certificate

EXHIBIT A

Form of Registration Rights Agreement

(See attached)

EXHIBIT B

Form of Secretary’s Certificate

(See attached)

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Liquidia Corporation, a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Common Stock Purchase Agreement, dated as of September 10, 2024, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (as may be amended or restated from time to time, the “Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1.	Attached hereto as Exhibit A are true, correct and complete copy of the resolutions of the Board of Directors of the Company, dated September [●], 2024, approving the transactions contemplated by the Purchase Agreement, the Transaction Documents and the issuance of the Common Shares. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.
2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.
3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.
4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Roger Jeffs	Chief Executive Officer

Michael Kaseta	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this _______ day of September, 2024.

Secretary

I, Roger Jeffs, Chief Executive Officer of the Company, hereby certify that Russell T. Schundler is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Roger Jeffs
Chief Executive Officer

Exhibit A

Board Resolutions

(See attached)

Exhibit B

Amended and Restated Certificate of Incorporation, as amended

(See attached)

Exhibit C

Amended and Restated Bylaws

(See attached)

EXHIBIT C

Form of Officer’s Certificate

(See attached)

LIQUIDIA CORPORATION
LIQUIDIA TECHNOLOGIES, INC.
OFFICER’S CERTIFICATE

The undersigned Chief Executive Officer of Liquidia Corporation, a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 6(v) of the Purchase Agreement (as defined below), as follows:

1.	The representations and warranties of the Company in the Common Stock Purchase Agreement, dated as of September 10, 2024 (as may be amended or restated from time to time, the “Purchase Agreement”), by and among the Company and the investors identified on the Schedule of Buyers attached to the Purchase Agreement (the “Buyers”), are true and correct in all respects as of the date when made and as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).
2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate this _______ day of September, 2024.

By:
Name:	Roger Jeffs
Title:	Chief Executive Officer